January 2021 Pricing Supplement No. K1658 Registration Statement No. 333-238458-02 Dated January 8, 2021 Filed pursuant to Rule 424(b)(2)

Buffered PLUS with Auto-Callable Feature due February 11, 2022

Based on the Performance of the Worst Performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Unlike ordinary debt securities, the Buffered PLUS with Auto-Callable Feature due February 11, 2022 based on the performance of the worst performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund (each, an “Underlying”), which we refer to as the “securities”, do not provide for the regular payment of interest and provide for a minimum Redemption Amount of only 10% of the principal amount. The securities will be automatically redeemed if the closing level of each Underlying on the Call Observation Date is greater than or equal to its Call Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium, as set forth below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities are not automatically redeemed and the Worst Performing Underlying has appreciated in value, investors will receive the principal amount of their investment plus a return reflecting 150% of the upside performance of the Worst Performing Underlying. If the securities are not automatically redeemed and the Worst Performing Underlying has depreciated in value, but its Final Level is greater than or equal to its Buffer Level, investors will receive the principal amount of their investment. However, if the securities are not automatically redeemed and the Worst Performing Underlying has depreciated in value beyond its Buffer Level, investors will lose 1% for each 1% decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level beyond the specified Buffer Amount, subject to a minimum Redemption Amount of 10% of the principal amount. Under these circumstances, the Redemption Amount will be less than the principal amount. You may lose up to $9 per $10 principal amount.

All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings are set forth in the table below. For more information on the Underlyings, see “The Underlyings” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Buffer Level and Call Level:
	Underlying	Ticker	Initial Level	Buffer Level	Call Level
	Industrial Select Sector SPDR® Fund	XLI UP <Equity>	$89.61	$80.65 (Approximately 90% of Initial Level)	$89.61 (100% of Initial Level)
	Financial Select Sector SPDR® Fund	XLF UP <Equity>	$30.92	$27.83 (Approximately 90% of Initial Level)	$30.92 (100% of Initial Level)
Aggregate Principal Amount:	$10,868,750
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	January 8, 2021
Settlement Date:	January 13, 2021 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	February 8, 2022, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	February 11, 2022, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.15(1)	$9.85
Total	$10,868,750	$163,031.25	$10,705,718.75

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) varying discounts and commissions of $0.15 per $10 principal amount of securities. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.906 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Buffered PLUS with Auto-Callable Feature due February 11, 2022

Based on the Performance of the Worst Performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund
Principal at Risk Securities

Key Terms continued from previous page:
Automatic Redemption:	If a Call Event occurs on the Call Observation Date, the securities will be automatically redeemed on the Automatic Redemption Date and you will receive a cash payment equal to the principal amount of the securities you hold plus the Automatic Redemption Premium (such payment, the “Automatic Redemption Amount”). No further payments will be made in respect of the securities following an Automatic Redemption. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Call Event:	A Call Event will occur if, on the Call Observation Date, the closing level of each Underlying on the Call Observation Date is equal to or greater than its respective Call Level.
Call Level:	For each Underlying, 100% of the Initial Level of such Underlying.
Call Observation Date:	July 26, 2021, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Automatic Redemption Date:	July 29, 2021, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Automatic Redemption Premium:	For each $10 principal amount of securities you hold; $1.02.
Redemption Amount:	If the securities have not been previously redeemed, on the Maturity Date, for each $10 principal amount of securities you hold, you will receive a cash payment determined as follows:

• If the Final Level of the Worst Performing Underlying is greater than or equal to its Initial Level, an amount calculated as follows:

$10 + Leveraged Upside Payment

• If the Final Level of the Worst Performing Underlying is less than its Initial Level but greater than or equal to its Buffer Level, $10

• If the Final Level of the Worst Performing Underlying is less than its Buffer Level, an amount calculated as follows:

$10 × (Share Performance Factor of the Worst Performing Underlying + Buffer Amount)

Under these circumstances, the Redemption Amount will less than the principal amount of $10. You could lose up to $9 per $10 principal amount.

Leveraged Upside Payment:	$10 x Leverage Factor x Share Percent Change of the Worst Performing Underlying
Share Percent Change:	Final Level – Initial Level Initial Level
Share Performance Factor:	Final Level Initial Level
Leverage Factor:	150%
Buffer Amount:	10%
Buffer Level:	For each Underlying, approximately 90% of the Initial Level of such Underlying, as set forth in the table above.
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Worst Performing Underlying:	The Underlying with the lowest Share Percent Change
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities— Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP / ISIN:	22551F319/US22551F3192

Buffered PLUS with Auto-Callable Feature due February 11, 2022

Based on the Performance of the Worst Performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I–C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

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Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Lowest Performing Underlying	Worst Performing Underlying
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Based on the Performance of the Worst Performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund
Principal at Risk Securities

Investment Summary

Buffered PLUS with Auto-Callable Feature

Principal at Risk Securities

The Buffered PLUS with Auto-Callable Feature due February 11, 2022 based on the worst performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of each Underlying on the Call Observation Date is greater than or equal to its respective Call Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Initial Level, you will receive the principal amount plus a return reflecting 150% of the upside performance of the Worst Performing Underlying. If the securities have not been automatically redeemed and the Final Level of the Worst Performing Underlying is less than its Initial Level but greater than or equal to its Buffer Level, you will receive a Redemption Amount of $10 per $10 security. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Buffer Level, investors will lose 1% for each 1% decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level beyond the Buffer Amount, subject to a minimum Redemption Amount of 10% of the principal amount. Under these circumstances, the Redemption Amount per security will be less than the principal amount. Accordingly, you may lose up to $9 per $10 principal amount.

Maturity:	Approximately one year and one month

Automatic Redemption:	If, on the Call Observation Date, the closing level of each Underlying is greater than or equal to its respective Call Level, the securities will be automatically redeemed and you will receive the Automatic Redemption Amount on the Automatic Redemption Date.

Automatic Redemption Amount:	The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium of $1.02. No further payments will be made on the securities once they have been redeemed.

Buffer Amount:	10%, with 1-to-1 downside exposure beyond the Buffer Amount

Buffer Level:	For each Underlying, approximately 90% of the respective Initial Level

Leverage Factor:	150% (applicable only if the Final Level of each Underlying is greater than the respective Initial Level)

Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Initial Level, an amount calculated as follows:

$10 + Leveraged Upside Payment

•  If the Final Level of the Worst Performing Underlying is less than its Initial Level but greater than or equal to its Buffer Level, $10.

•  If the Final Level of the Worst Performing Underlying is less than its Buffer Level, an amount calculated as follows:

$10 × (Share Performance Factor of the Worst Performing Underlying + Buffer Amount)

If the Final Level of the Worst Performing Underlying is less than its Buffer Level, investors will be exposed to the downside performance of the Worst Performing Underlying beyond the Buffer Amount, and will receive a Redemption Amount that is

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Principal at Risk Securities

less than the principal amount of $10. Investors could lose up to $9 per $10 principal amount.

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Based on the Performance of the Worst Performing of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, if the closing level of each Underlying on the Call Observation Date is greater than or equal to its respective Call Level, for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium.

The following scenarios are for illustrative purposes only to demonstrate how the Automatic Redemption Amount or the Redemption Amount (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the Redemption Amount may be less than $10.

Scenario 1: The securities are automatically redeemed prior to maturity	When each Underlying closes at or above its respective Call Level on the Call Observation Date, the securities will be automatically redeemed for a cash payment equal to $10 plus the Automatic Redemption Premium. Investors do not participate in any appreciation of any Underlying.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive a leveraged positive return at maturity	This scenario assumes that at least one Underlying closes below its respective Call Level on the Call Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes at or above its Initial Level. At maturity, investors will receive a cash payment equal to $10 plus a return reflecting 150% of the upside performance of the Worst Performing Underlying.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors receive the return of principal at maturity	This scenario assumes that at least one Underlying closes below its respective Call Level on the Call Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes below its Initial Level but greater than or equal to its Buffer Level. At maturity, investors will receive a cash payment equal to $10 per $10 security.
Scenario 4: The securities are not automatically redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that at least one Underlying closes below its respective Call Level on the Call Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes below its Buffer Level. At maturity, investors will receive an amount equal to $10 multiplied by the sum of the Share Performance Factor of the Worst Performing Underlying and the Buffer Amount. Under these circumstances, the Redemption Amount will be less than $10. Investors may lose up to $9 per $10 principal amount.
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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each Underlying on the Call Observation Date, and the Redemption Amount will be determined by reference to the closing level of the Worst Performing Underlying on the Valuation Date. The actual Initial Levels, Buffer Levels and Call Levels are set forth in “Key Terms” herein. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Worst Performing Underlying:	Financial Select Sector SPDR® Fund
Hypothetical Initial Level of the Worst Performing Underlying:	$20
Hypothetical Buffer Level of the Worst Performing Underlying:	$18, which is 90% of its hypothetical Initial Level
Early Redemption Payment:	The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium of $1.02. No further payments will be made on the securities once they have been redeemed.
Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Initial Level, an amount calculated as follows:

$10 + the Leveraged Upside Payment

•  If the Final Level of the Worst Performing Underlying is less than its Initial Level but greater than or equal to its Buffer Level, $10.

•  If the Final Level of the Worst Performing Underlying is less than its Buffer Level, an amount calculated as follows:

$10 × (Share Performance Factor of the Worst Performing Underlying + Buffer Amount)

Under these circumstances, the Redemption Amount will be less than the principal amount of $10. You could lose up to $9 per $10 principal amount.

Stated Principal Amount:	$10
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Principal at Risk Securities

Automatic Redemption Amount:

Table 1 — The securities are redeemed on the Call Observation Date

Date	Payment (per Security)
Call Observation Date	$11.02

If a Call Event occurs on the Call Observation Date, investors will receive an amount on the Automatic Redemption Date corresponding to $10 plus the Automatic Redemption Premium. No further payments will be made on the securities once they have been redeemed, and investors do not participate in any appreciation of any Underlying.

Redemption Amount

In the following examples, the closing level of at least one Underlying on the Call Observation Date is less than its respective Call Level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The Final Level of the Worst Performing Underlying is at or above its Initial Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$22	$10 + ($10 x 10% x 150%) = $11.50

In this example, the closing level of at least one Underlying is below its respective Initial Level on the Call Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is greater than or equal to its Initial Level. At maturity, investors receive $11.50 per security, corresponding to $10 plus 150% of the appreciation of the Worst Performing Underlying from its Initial Level to its Final Level.

Example 2 — The Final Level of the Worst Performing Underlying is below its Initial Level but at or above its Buffer Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$19	$10

In this example, the closing level of at least one Underlying is below its respective Initial Level on the Call Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is below its Initial Level but greater than or equal to its Buffer Level. At maturity, investors receive $10 principal amount per security. Investors do not participate in any appreciation of any other Underlying over the term of the securities.

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Principal at Risk Securities

Example 3 — The Final Level of the Worst Performing Underlying is below its Buffer Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$14	$10 × (70% + 10%) = $8

In this example, the closing level of at least one Underlying is below its respective Initial Level on the Call Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is less than its Buffer Level, and accordingly, investors would receive an amount that is less than the $10 principal amount, based on a 1% loss of principal for each 1% decline in the Worst Performing Underlying from its Initial Level to its Final Level beyond the Buffer Amount, subject to a minimum Redemption Amount of 10% of the principal amount. The Redemption Amount is $8 per security, representing a loss of 20% on your investment.

If the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Buffer Level, you will be exposed to the downside performance of the Worst Performing Underlying beyond the Buffer Amount, and your Redemption Amount will be less than the stated principal amount. Under these circumstances, the Redemption Amount will be less than the principal amount of $10. You could lose up to $9 per $10 principal amount.

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Principal at Risk Securities

Selected Risk Considerations

This section describes the material risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, the prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the appropriateness of the securities in light of their particular circumstances.

Risks Relating to the Securities Generally

▪	The investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest and provide a minimum Redemption Amount of only 10% of the principal amount of the securities. If the securities have not automatically been redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Buffer Level, you will lose 1% of your principal for each 1% decline in the Final Level as compared to the Initial Level beyond the Buffer Level, subject to a minimum payment of 10% of the principal amount. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The probability that the Final Level of the Worst Performing Underlying will be less than its Buffer Level will depend on the volatility of such Underlying. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Final Level of such Underlying could be less than its Buffer Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Underlyings as of the Trade Date. The volatility of any Underlying can change significantly over the term of the securities. The levels of any Underlying could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Redemption Amount at maturity is based on the performance of the Underlyings. Because the Redemption Amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Limited appreciation potential. If a Call Event occurs, the appreciation potential of the securities will be limited to the Automatic Redemption Premium, regardless of any appreciation in any Underlying, which may be significant. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and

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the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Underlyings

▪	You will be subject to risks relating to the relationship between the Underlyings. The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Worst Performing Underlying is less than its Buffer Level, you will be exposed to the depreciation of the Worst Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that the Final Level of at least one of the Underlyings will be less than its Buffer Level, regardless of the performance of any other Underlying.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the performances of the equity securities included in each Underlying are related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Underlying, you are also taking a risk relating to the relationship among the Underlyings.

▪	There are risks associated with the Underlyings. Although shares of the Underlyings are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlyings or that there will be liquidity in the trading market. Each Underlying is subject to management risk, which is the risk that an Underlying’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Underlying's investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Underlying. Any of these actions could adversely affect the price of the shares of each Underlying and consequently the value of the securities. For additional information on the Underlyings, see “The Underlyings” herein.

▪	The performance and market value of each Underlying, particularly during periods of market volatility, may not correlate to the performance of its Tracked Index. Each Underlying will generally invest in all of the equity securities included in the index tracked by such Underlying (each such index, a “Tracked Index”), but may not fully replicate such Tracked Index. There may be instances where an Underlying’s investment advisor may choose to overweight another stock in such Underlying’s Tracked Index, purchase securities not included in such Underlying’s Tracked Index that such investment advisor believes are appropriate to substitute for a security included in such Tracked Index or utilize various combinations of other available investment techniques. In addition, the performance of each Underlying will reflect additional transaction costs and fees that are not included in the calculation of such Underlying’s Tracked Index. Finally, because the shares of each Underlying are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of each Underlying may differ from the net asset value per share of such Underlying.

During periods of market volatility, securities held by each Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Underlying and the liquidity of such Underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Underlying. As a result, under these circumstances, the market value of shares of each Underlying may vary substantially from the net asset value per share of such Underlying. For all the foregoing reasons, the performance of each Underlying may not correlate with the performance of its Tracked Index. For additional information on the Underlyings, see “The Underlyings” herein.

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▪	The stocks included in each Underlying are concentrated in one particular sector. All of the stocks included in each Underlying are issued by companies in a single sector. As a result, the stocks that will determine the performance of each Underlying are concentrated in a single sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks held by the Underlyings, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in a single sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment based on companies that operate in a broader range of sectors. For additional information on the Underlyings, see “The Underlyings” herein.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlyings or the assets that comprise the Underlyings. The return on your investment is not the same as the total return you would receive based on the purchase of the shares of the Underlyings or the assets that comprise the Underlyings. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Underlyings or the assets that comprise the Underlyings.

▪	No dividend payments or voting rights. As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Underlyings or the assets that comprise the Underlyings.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

Risks Relating to the Issuer

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlyings or instruments related to the Underlyings. We, any dealer or our or their respective affiliates may also trade in the Underlyings or instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Buffer Level and the Call Level for each Underlying and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-

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occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Buffer Levels, which are the respective levels at or above which each Underlying must close so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date, and Call Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Automatic Redemption Amount. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlyings;

o       the expected and actual correlation, if any, between the Underlyings;

o       the time to maturity of the securities;

o        the dividend rate on the equity securities included in the Underlyings;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the industries tracked by the Underlyings;

o       geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Underlyings or markets generally and which may affect the levels of the Underlyings; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing

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models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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The Underlyings

Industrial Select Sector SPDR® Fund Summary

We have derived all information contained herein regarding the Industrial Select Sector SPDR® Fund from publicly available information. Such information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc., which maintains and manages the Industrial Select Sector SPDR® Fund and acts as investment advisor to the Industrial Select Sector SPDR® Fund. We have not conducted any independent review or due diligence of any publicly available information with respect to the Industrial Select Sector SPDR® Fund.

The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrial Select Sector Index.

The Select Sector SPDR Trust is a registered investment company that consists of separate investment portfolios, including the Industrial Select Sector SPDR® Fund. Information filed by the Select Sector SPDR Trust with the SEC under the Securities Exchange Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-57791 and 811-08837. Shares of the Industrial Select Sector SPDR® Fund are listed on the NYSE Arca under ticker symbol “XLI.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, any accompanying product supplement, the prospectus supplement or the prospectus.

Information as of market close on January 8, 2021:

Bloomberg Ticker Symbol:	XLI UP
Current Closing Level:	$89.61
52 Weeks Ago (on 1/10/2020):	$82.75
52 Week High (on 1/7/2021):	$89.83
52 Week Low (on 3/23/2020):	$48.77

For additional historical information, see “Industrial Select Sector SPDR® Fund Historical Performance” below.

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Financial Select Sector SPDR® Fund Summary

We have derived all information contained herein regarding the Financial Select Sector SPDR® Fund from publicly available information. Such information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc., which maintains and manages the Financial Select Sector SPDR® Fund and acts as investment advisor to the Financial Select Sector SPDR® Fund. We have not conducted any independent review or due diligence of any publicly available information with respect to the Financial Select Sector SPDR® Fund.

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index.

The Select Sector SPDR Trust is a registered investment company that consists of eleven separate investment portfolios, including the Financial Select Sector SPDR® Fund. Information filed by the Select Sector SPDR Trust with the SEC under the Securities Exchange Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-57791 and 811-08837. Shares of the Financial Select Sector SPDR® Fund are listed on the NYSE Arca under ticker symbol “XLF.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, any accompanying product supplement, the prospectus supplement and the prospectus.

Information as of market close on January 8, 2021:

Bloomberg Ticker Symbol:	XLF UP
Current Closing Level:	$30.92
52 Weeks Ago (on 1/10/2020):	$30.69
52 Week High (on 2/14/2020):	$31.17
52 Week Low (on 3/23/2020):	$17.66

For additional historical information, see “Financial Select Sector SPDR® Fund Historical Performance” below.

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Industrial Select Sector SPDR® Fund Historical Performance

The following graph sets forth the daily closing levels of the Industrial Select Sector SPDR® Fund for the period from January 4, 2016 through January 8, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Industrial Select Sector SPDR® Fund for each quarter in the same period. The closing level on January 8, 2021 was $89.61. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the Industrial Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the level of the Industrial Select Sector SPDR® Fund on any Observation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Industrial Select Sector SPDR® Fund Daily Closing Levels January 4, 2016 to January 8, 2021

* The solid red line in the graph indicates the Buffer Level.
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Industrial Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$55.82	$48.02	$55.47
Second Quarter	$57.16	$53.10	$55.96
Third Quarter	$59.08	$55.67	$58.38
Fourth Quarter	$64.05	$56.42	$62.22
2017
First Quarter	$66.97	$62.59	$65.06
Second Quarter	$69.10	$64.02	$68.11
Third Quarter	$71.00	$67.15	$71.00
Fourth Quarter	$75.81	$70.23	$75.67
2018
First Quarter	$80.66	$72.74	$74.29
Second Quarter	$76.59	$71.26	$71.63
Third Quarter	$80.00	$71.56	$78.40
Fourth Quarter	$79.60	$60.34	$64.41
2019
First Quarter	$76.60	$62.77	$75.03
Second Quarter	$78.75	$72.05	$77.42
Third Quarter	$79.35	$72.89	$77.63
Fourth Quarter	$82.50	$74.07	$81.47
2020
First Quarter	$85.23	$48.77	$59.01
Second Quarter	$76.29	$56.34	$68.70
Third Quarter	$79.90	$67.14	$76.98
Fourth Quarter	$89.65	$74.87	$88.55
2021
First Quarter (through January 8, 2021)	$89.83	$86.41	$89.61
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Financial Select Sector SPDR® Fund Historical Performance

The following graph sets forth the daily closing levels of the Financial Select Sector SPDR® Fund for the period from January 4, 2016 through January 8, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Financial Select Sector SPDR® Fund for each quarter in the same period. The closing level on January 8, 2021 was $30.92. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the Financial Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the level of the Financial Select Sector SPDR® Fund on any Observation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Financial Select Sector SPDR® Fund Daily Closing Levels January 4, 2016 to January 8, 2021

* The solid red line in the graph indicates the Buffer Level.
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Financial Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter	$28.19	$22.31	$23.82
2019
First Quarter	$26.90	$23.48	$25.71
Second Quarter	$28.07	$26.01	$27.60
Third Quarter	$28.69	$25.98	$28.00
Fourth Quarter	$30.94	$26.78	$30.78
2020
First Quarter	$31.17	$17.66	$20.82
Second Quarter	$26.74	$19.55	$23.14
Third Quarter	$25.49	$22.68	$24.07
Fourth Quarter	$29.48	$23.61	$29.48
2021
First Quarter (through January 8, 2021)	$30.94	$29.08	$30.92
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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

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As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive discounts and commissions of $0.15 per $10.00 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.15 for each security they sell. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated January 8, 2021 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on January 8, 2021. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated January 8, 2021, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on January 8, 2021. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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